Exhibit 99.1

FOR IMMEDIATELY RELEASE

GLOBAL ENERGY ANNOUNCES AMENDMENT OF CERTAIN MATERIAL AGREEMENTS REGARDING THE ALPHAKAT TECHNOLOGY

Global Energy (GEYI), an emerging leader and innovator in the renewable energy and clean fuels markets with a focus on processing the hydrocarbon and biomass components of waste into diesel fuel, today announced the amendment of certain license agreements and other agreements with Covanta Energy Corporation (“Covanta”), a wholly-owned subsidiary of Covanta Holding Corporation (NYSE: CVA), American Renewable Energy, LLC (“American”) and Renewable Energy, LLC (“Renewable”).

License Agreements:

AlphaKat – Global Energy GMBH (“AK-Global”), 50 percent owned by GEYI, has amended its License Agreement with Covanta granting Covanta the exclusive right to develop projects in the United States with the AlphaKat Technology (an expansion of its existing rights) and extending the exclusive term for an additional 5 years.

AK-Global has amended its License Agreement with American to restrict the license rights originally granted to American, enablingAK-Global’s grant of expanded exclusive rights to Covanta.

Development Agreements:

GEYI amended its Business and Royalty Agreement with Covanta to address the expanded exclusive rights to Covanta under its License Agreement.  In consideration of GEYI giving up the right to develop projects in the U.S., Covanta agreed to pay the full cost of registering the fuel produced by the AlphaKat Technology with U.S. EPA and to provide systems to GEYI on a preferred basis for projects outside the U.S. if Covanta elects to manufacture systems.

GEYI amended its Business and Development Agreement with Renewable to address the expanded exclusive rights to Covanta under its License Agreement.  Renewable continues to have the right to develop projects with the AlphaKat Technology in the U.S. pursuant to a sublicense with Covanta and GEYI has the right to invest 51 percent of the equity in all the projects developed by Renewable in the U.S.

Asi Shalgi, Chief Executive Officer of GEYI, stated “We are excited about the continued commitment of Covanta to fully demonstrating the capability of the AlphaKat Technology and making it commercially viable.  We believe that Covanta’s commitment will accelerate Global’s growth.”

About Global Energy Inc:

Glboal Energy’s mission is to commercialize innovative technologies which produce energy from waste and other renewable sources, while contributing to a cleaner environment.  GEYI is making use of efficient and environmentally friendly developed and patented systems.

About Covanta, American and Renewable:

Covanta is an internationally recognized owner/operator of energy-from-waste facilities and renewable energy projects. Covanta’s energy-from-waste facilities convert municipal solid waste and other types of waste material into renewable energy (primarily electricity and steam) for numerous communities, predominantly in the U.S.  For more information, visit www.covantaenergy.com

American and Renewable are both private companies which have played a material role in bringing CVA and GEYI together, structuring the various agreements and will assist in the ongoing demonstration and commercialization of the AlphaKat Technology.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of GEYI or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements that are not historical fact are forward-looking statements.  Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” “proposed” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.  GEYI cautions investors that any forward-looking statements made by GEYI are not guarantees or indicative of future performance.  Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to GEYI, include, but are not limited to, (i) unanticipated problems and delays in engineering and construction, (ii) the inherent uncertainties and speculative nature associated with biofuels and alternative fuel sources; (iii) potential environmental liabilities, weather, mechanical failures, safety concerns, labor problems and financing problems; (iv) changes in economic conditions, adverse exchange rates and financial markets; (v) the risk that we will not be able to execute our business plan, such as entering into agreements with strategic partners, leasing land, obtaining loans, etc; (vi) the inability to retain key employees; (vii) changes in energy prices and the high cost of alternative fuels; (viii) Global Energy's inability to finance its operations or growth; (ix) the inability to obtain all necessary governmental, environmental and regulatory approvals; (x) an increase in competition in the biofuel and alternative fuel market; and (xi) the possibility that our technology does not work as well as expected. Investors should consider all of these risks and should also refer to the risk factors disclosed in the SEC filings of Global Energy.

Although GEYI believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements.  GEYI’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and GEYI does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Contact:

Yuval Ganot
Vice President, Global Energy, Inc.
+972-3-609-1690